UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2015

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36099	461315605
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

301 Harper Drive, Suite 110

Moorestown, NJ 08057

(Address of principal executive offices, including zip code)

877.870.7005

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2015, Cherry Hill Mortgage Investment Corporation (the “Company”) and its external manager, Cherry Hill Mortgage Management, LLC (the “Manager”), entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Management Agreement, dated as of September 24, 2013 (the “Management Agreement”). The sole purpose of the Amendment is to extend the initial term of the Management Agreement from October 9, 2016 (the third anniversary of the closing of the Company’s initial public offering), to October 22, 2020.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1, dated as of October 22, 2015, to Amended and Restated Management Agreement, dated as of September 24, 2013, by and among Cherry Hill Mortgage Investment Corporation and its consolidated subsidiaries and Cherry Hill Mortgage Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Date: October 23, 2015	By:	/s/ Martin Levine
	Name:	Martin Levine
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No.1, dated as of October 22, 2015, to Amended and Restated Management Agreement, dated as of September 24, 2013, by and among Cherry Hill Mortgage Investment Corporation and its consolidated subsidiaries and Cherry Hill Mortgage Management, LLC.